As filed with the Securities and Exchange Commission on August 15, 2007

Registration No. 333-96069

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 8

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Merrill Lynch, Pierce, Fenner & Smith Incorporated

Initial Depositor

(Exact name of registrant as specified in charter)

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Internet Infrastructure HOLDRSSM Trust

[Issuer with respect to the receipts]

Delaware (State or other jurisdiction of incorporation or organization)	6211 (Primary Standard Industrial Classification Code Number)	13-5674085 (I.R.S. Employer Identification Number)

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250 Vesey Street

New York, New York 10281

(212) 449-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Copies to:

Judith Witterschein, Esq.

Corporate Secretary

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

250 Vesey Street

New York, New York 10281

(212) 449-1000

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Andrew B. Jánszky, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

PROSPECTUS

1,000,000,000 Depositary Receipts

Internet Infrastructure HOLDRSSM Trust

The Internet Infrastructure HOLDRSSM Trust issues Depositary Receipts called Internet Infrastructure HOLDRSSM representing your undivided beneficial ownership in the common stock of a group of specified companies that, among other things, provide software and related services, which allow Internet companies to better manage their Web sites and improve online communications. The Bank of New York is the trustee. You only may acquire, hold or transfer Internet Infrastructure HOLDRS in a round-lot amount of 100 Internet Infrastructure HOLDRS or round-lot multiples. Internet Infrastructure HOLDRS are separate from the underlying deposited common stocks that are represented by the Internet Infrastructure HOLDRS. For a list of the names and the number of shares of the companies that make up an Internet Infrastructure HOLDR, see “Highlights of Internet Infrastructure HOLDRS—The Internet Infrastructure HOLDRS” starting on page 11. The Internet Infrastructure HOLDRS trust issues Internet Infrastructure HOLDRS on a continuous basis.

Investing in Internet Infrastructure HOLDRS involves significant risks. See “Risk Factors” starting on page 4.

Internet Infrastructure HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Internet Infrastructure HOLDRS are not interests in The Bank of New York, as trustee. Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Internet Infrastructure HOLDRS are listed on the American Stock Exchange under the symbol “IIH.” On August 9, 2007, the last reported sale price of the Internet Infrastructure HOLDRS on the American Stock Exchange was $4.63.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is August 14, 2007.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Merrill Lynch & Co., Inc.

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This prospectus contains information you should consider when making your investment decision. With respect to information about Internet Infrastructure HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Internet Infrastructure HOLDRS in any jurisdiction where the offer or sale is not permitted.

The Internet Infrastructure HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences—Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Internet Infrastructure HOLDRS or of the underlying securities through an investment in the Internet Infrastructure HOLDRS.

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SUMMARY

The Internet Infrastructure HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Internet Infrastructure HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the Internet infrastructure segment of the Internet industry. The Internet infrastructure segment of the Internet industry consists of companies that, among other things, provide software and related services, which allow Internet companies to better manage their Web sites and improve online communications. The number of shares of each company’s common stock currently held by the trust with respect to each round-lot of Internet Infrastructure HOLDRS is specified under “Highlights of Internet Infrastructure HOLDRS—The Internet Infrastructure HOLDRS.” This group of common stocks, and the securities of any company that may be added to the Internet Infrastructure HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 9 companies included in the Internet Infrastructure HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Internet Infrastructure HOLDRS are separate from the underlying common stocks that are represented by the Internet Infrastructure HOLDRS. On August 9, 2007 there were 7,845,000 Internet Infrastructure HOLDRS outstanding.

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RISK FACTORS

An investment in Internet Infrastructure HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Internet Infrastructure HOLDRS, including the risks associated with a concentrated investment in Internet infrastructure companies.

General Risk Factors

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Loss of investment. Because the value of Internet Infrastructure HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Internet Infrastructure HOLDRS if the underlying securities decline in value.

•	Discount trading price. Internet Infrastructure HOLDRS may trade at a discount to the aggregate value of the underlying securities.
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Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Internet Infrastructure HOLDRS or other corporate events, such as mergers, an Internet Infrastructure HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Internet Infrastructure HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

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Not necessarily representative of the Internet infrastructure segment of the Internet industry. At the time of the initial offering, the companies included in the Internet Infrastructure HOLDRS were generally considered to be involved in various aspects of the Internet infrastructure segment of the Internet industry, however, the underlying securities and the Internet Infrastructure HOLDRS may not necessarily follow the price movements of the entire Internet infrastructure segment. If the underlying securities decline in value, your investment in the Internet Infrastructure HOLDRS will decline in value, even if common stock prices of companies in the Internet infrastructure segment of the Internet industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Internet Infrastructure HOLDRS may not be involved in the Internet infrastructure segment of the Internet industry. In this case, the Internet Infrastructure HOLDRS may not consist of securities issued only by companies involved in the Internet infrastructure segment of the Internet industry.

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Not necessarily comprised of solely Internet infrastructure companies. As a result of distributions of securities by companies included in the Internet Infrastructure HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Internet Infrastructure HOLDRS and that are not involved in the Internet infrastructure segment of the Internet industry may be included in the Internet Infrastructure HOLDRS. The securities of a new company will only be distributed from the Internet Infrastructure HOLDRS if the securities have a different Standard & Poor’s Corporation sector classification than any of the underlying issuers included in Internet Infrastructure HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor’s Corporation sector classifications are based upon the Standard & Poor’s Global Industry Classification Standard (“GICS”) sectors. As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in the Internet Infrastructure HOLDRS provides no assurance that each new company included in the Internet Infrastructure HOLDRS will be involved in the Internet infrastructure segment of the Internet industry.

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Currently, the underlying securities included in the Internet Infrastructure HOLDRS are represented in the Information Technology GICS sector. As each Standard & Poor’s GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Internet Infrastructure HOLDRS yet not be involved in the Internet infrastructure segment of the Internet industry. In addition the GICS sector classifications of securities included in the Internet Infrastructure HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Internet Infrastructure HOLDRS, which may also result in the inclusion in the Internet Infrastructure HOLDRS of the securities of a new company that is not involved in the Internet infrastructure segment of the Internet industry.

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No investigation of underlying securities. The underlying securities initially included in the Internet Infrastructure HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the Internet infrastructure segment of the Internet industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Internet Infrastructure HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

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Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Internet Infrastructure HOLDRS may not necessarily be a diversified investment in the Internet infrastructure segment of the Internet industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Internet Infrastructure HOLDRS, may also reduce diversification. Internet Infrastructure HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

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Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Internet Infrastructure HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Internet Infrastructure HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Internet Infrastructure HOLDRS will involve payment of a cancellation fee to the trustee.

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Trading halts. Trading in Internet Infrastructure HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Internet Infrastructure HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Internet Infrastructure HOLDRS, you will not be able to trade Internet Infrastructure HOLDRS and you will only be able to trade the underlying securities if you cancel your Internet Infrastructure HOLDRS and receive each of the underlying securities.

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Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Internet Infrastructure HOLDRS. If the Internet Infrastructure HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Internet Infrastructure HOLDRS are listed for trading on another U.S. national securities exchange or through the

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Nasdaq National Market System within five business days from the date the Internet Infrastructure HOLDRS are delisted. There are currently 11 companies whose securities are included in the Internet Infrastructure HOLDRS.

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Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Internet Infrastructure HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, may engage in investment banking or may provide other services for issuers of the underlying securities.

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Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distribution paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Internet Infrastructure HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to the Internet Infrastructure Segment of the Internet Industry

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The stock prices of companies involved in the Internet infrastructure segment of the Internet industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Internet Infrastructure HOLDRS, and you could lose a substantial part of your investment. The trading prices of the stocks of Internet infrastructure companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

•	general market fluctuations;
•	actual or anticipated variations in companies’ quarterly operating results;
•	announcements of technological innovations by competitors of the companies included in the Internet Infrastructure HOLDRS;
•	changes in financial estimates by securities analysts;
•	conditions or trends in the Internet and online commerce industries;
•	conditions or trends in online securities trading;
•	changes in the market valuations of Internet infrastructure companies;
•	developments in Internet regulations;
•	legal or regulatory developments affecting companies included in the Internet Infrastructure HOLDRS or in the Internet infrastructure segment of the Internet industry;
•	announcements by Internet infrastructure companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	unscheduled system downtime;
•	additions or departures of key personnel;

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•	sales of Internet infrastructure companies’ common stock or other securities in the open market; and
•	difficulty in obtaining additional financing.

In addition, the trading prices of Internet infrastructure stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many Internet infrastructure stocks are high when measured by conventional valuation standards such as price to earrings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these tracing prices may decline substantially and valuations may not be sustained. Any negative change in the public’s perception of the prospects of Internet infrastructure companies, generally, could depress the stock prices of an Internet infrastructure company regardless of Internet infrastructure companies’ results. The sharp decline in the market price of many Internet-related companies since early 2000 is an example of this effect. Other broad market and industry factors may decrease the stock price of Internet infrastructure stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of Internet infrastructure stocks. Current economic conditions have adversely affected employment and other significant elements of the economy that drive productivity and the financial strength of businesses. These economic conditions could have a material adverse effect on the financial condition and results of operations of companies whose common stocks are included in Internet Infrastructure HOLDRS. Companies whose common stocks are included in Internet Infrastructure HOLDRS results of operations and financial condition could be adversely impacted if those events and other related events cause further disruptions in the economy.

As a result of fluctuations in the trading prices of the companies included in the Internet Infrastructure HOLDRS, the trading price of an Internet Infrastructure HOLDR has fluctuated significantly. The initial offering price of an Internet Infrastructure HOLDR, on February 24, 2000, was $96.67 and during 2006 the price of an Internet Infrastructure HOLDR reached a high of $5.79 and a low of $3.8456.

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Internet infrastructure companies must keep pace with rapid technological change to remain competitive. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. These market characteristics are heightened by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Web-based products and services. Internet companies’ success therefore will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their service. Failure to adapt to such changes would harm their business. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt their services or infrastructure.

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New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many Internet infrastructure companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services

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which could have a material adverse effect on the business, results of operations and financial condition of Internet infrastructure companies.

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If Internet infrastructure companies fail to increase market awareness of their brands they will lose revenue opportunities and their sales will suffer. Failure of many Internet infrastructure companies to promote their respective brand names or the incurrence of significant expenses promoting and maintaining brand names could have a material adverse effect on the business, results of operations and financial condition of many Internet infrastructure companies. Due in part to the emerging nature of the market for Internet management solutions offered by Internet infrastructure companies, there may be a time-limited opportunity to achieve and maintain a significant market share. Therefore, market awareness of the brand names of many of these companies is critical to achieving widespread acceptance of their products and services. There can be no assurance that Internet infrastructure companies will be successful in increasing market awareness of their brands.

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The ability of many Internet infrastructure companies to offer their products and services depends on their ability to manage rapid growth, which if inefficiently managed, could adversely affect their revenues. Many Internet infrastructure companies are, or plan to, rapidly expand their operations. Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support. This expansion has placed and will continue to place a significant strain on the management, financial controls, operations systems, personnel and other resources of many Internet infrastructure companies. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

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Inability to adequately protect proprietary rights may harm the competitive positions of many Internet infrastructure companies. Many Internet infrastructure companies rely on a combination of copyrights, trademarks, service marks and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, Internet infrastructure companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require Internet infrastructure companies to enter into royalty or licensing agreements. Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving, and the future viability or value of any of the intellectual property rights of Internet infrastructure companies is uncertain.

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Many Internet infrastructure companies are developing strategies to generate additional revenues for their products and services outside the United Sates and if these strategies fail it could result in slower revenue growth and losses. Many Internet infrastructure companies believe that they must expand their international sales activities to be successful as usage of the Internet increases globally. The expansion to international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities. However, many Internet infrastructure companies cannot be certain that investments in establishing facilities in other companies will produce anticipated revenues as they have limited experience developing localized versions of their products and services and marketing products and services internationally.

•	Many companies included in the Internet Infrastructure HOLDRS have a limited operating history which makes financial forecasting difficult. Many companies included in the Internet

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Infrastructure HOLDRS are not able to forecast operating expenses based on their historical results. Accordingly, they base their forecast for expenses in part on future revenue projections. Most expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. An Internet infrastructure company’s ability to forecast accurately its quarterly revenue is limited because its software products have a long sales cycle that makes it difficult to predict the quarter in which it can recognize revenue, and because of the variability of client demand for its professional services. The business, operating results and financial condition of Internet infrastructure companies may be materially adversely affected if their revenues do not meet their projections.

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System failures, interruptions or shutdowns may cause loss of customers. The success of many Internet infrastructure companies depends upon the efficient and uninterrupted operation of their computer and communications systems and the Internet. The recent and rapid growth in Internet traffic has caused frequent periods of decreased performance and if Internet usage continues to grow as anticipated, the infrastructure may not be able to support the level of usage and its performance and reliability may decline. If outages or delays on the Internet increase, overall Internet usage could grow more slowly or decline. Due to capacity limits on technology, transaction processing systems and network hardware and software, some Internet infrastructure companies will be required to expand and upgrade their systems and technology. It may be difficult for these companies to project the increased usage and upgrade systems in a timely manner. Any prolonged failure, interruption, or period of decreased performance could seriously damage the reputation of these Internet infrastructure companies, result in a loss of customers and negatively affect results of operations.

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Many Internet infrastructure companies are dependent on their ability to continue to retain and attract highly skilled technical and managerial personnel to develop and operate their businesses. The success of many Internet infrastructure companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these key officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these Internet infrastructure companies will be able to continue to attract and retain qualified personnel.

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Many Internet infrastructure companies have a history of incurring losses which may make it difficult for these companies to fund their future operations. Many Internet infrastructure companies have incurred significant losses since their inception and they may continue to incur losses for the foreseeable future. Many of these Internet infrastructure companies will also continue to incur losses as additional costs are incurred to develop new technology, products and services, expand marketing and sales operations in existing and new markets and develop administrative facilities. If Internet infrastructure companies do not achieve and sustain profitability, their ability to respond effectively to market conditions, to make capital expenditures and to take advantage of business opportunities could be adversely affected.

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Companies whose securities are included in the Internet Infrastructure HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Internet Infrastructure HOLDRS. Companies whose securities are included in Internet Infrastructure HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Internet Infrastructure HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction

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of new products and services or terminate operations completely. Any of these actions may reduce the market price of stocks in the Internet infrastructure segment of the internet industry.

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HIGHLIGHTS OF INTERNET INFRASTRUCTURE HOLDRS

This discussion highlights information regarding Internet Infrastructure HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Internet Infrastructure HOLDRS.

Issuer	Internet Infrastructure HOLDRS Trust

The trust

The Internet Infrastructure HOLDRS Trust was formed under the depositary trust agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Internet Infrastructure HOLDRS and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Trustee

The Bank of New York, a New York state chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Internet Infrastructure HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Internet Infrastructure HOLDRS.

Purpose of Internet Infrastructure HOLDRS	Internet Infrastructure HOLDRS are designed to achieve the following:

Diversification. Internet Infrastructure HOLDRS are designed to allow you to diversify your investment in the Internet infrastructure segment of the Internet industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

Flexibility. The beneficial owners of Internet Infrastructure HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Internet Infrastructure HOLDRS, and can cancel their Internet Infrastructure HOLDRS to receive each of the underlying securities represented by the Internet Infrastructure HOLDRS.

Transaction costs. The expenses associated with buying and selling Internet Infrastructure HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets

The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the Internet infrastructure segment of the Internet industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and “—Reconstitution events.” There are currently 9 companies included in the Internet Infrastructure HOLDRS.

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

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The Internet Infrastructure HOLDRS

The trust has issued, and may continue to issue, Internet Infrastructure HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded common stock that are held by the trust on your behalf. The Internet Infrastructure HOLDRS themselves are separate from the underlying securities that are represented by the Internet Infrastructure HOLDRS.

	The following chart provides:

	•	the names of the 9 issuers of the underlying securities currently represented by an Internet Infrastructure HOLDRS,
	•	the stock ticker symbols,
	•	the share amounts currently represented by a round-lot of 100 Internet Infrastructure HOLDRS, and
	•	the principal U.S. market on which the common stock of the selected companies are traded.

	Name of Company	Ticker	Share Amounts	Primary Trading Market
	Akamai Technologies Inc.	AKAM	3	NASDAQ
	BEA Systems, Inc.	BEAS	10	NASDAQ
	InterNAP Network Services Corporation	IIP	0.5	AMEX
	InfoSpace Inc.	INSP	0.8	NASDAQ
	NaviSite, Inc.	NAVI	0.1333	NASDAQ
	Openwave Systems Inc.	OPWV	1.0737	NASDAQ
	RealNetworks, Inc.	RNWK	6	NASDAQ
	VeriSign, Inc.	VRSN	6.15	NASDAQ
	Vignette Corporation	VIGN	0.6	NASDAQ

The companies whose common stocks were included in the Internet Infrastructure HOLDRS at the time Internet Infrastructure HOLDRS were originally issued were generally considered to be among the 20 largest and most liquid companies involved in the Internet infrastructure segment of the Internet industry, as measured by market capitalization and trading volume on February 7, 2000. The market capitalization of a company was determined by multiplying the market price of its common stock by the number of outstanding shares of its common stock.

The trust will only issue and cancel, and you may only obtain, hold, trade or surrender, Internet Infrastructure HOLDRS in a round-lot of 100 Internet Infrastructure HOLDRS and round-lot multiples. The trust will only issue Internet Infrastructure HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Internet Infrastructure HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet Infrastructure HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Infrastructure HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Infrastructure HOLDRS.

The number of outstanding Internet Infrastructure HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Internet Infrastructure

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HOLDRS on a continuous basis when an investor deposits the required number of shares of common stock with the trustee.

Purchases	You may acquire Internet Infrastructure HOLDRS in two ways:
	•	through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or
	•	through a cash purchase in the secondary trading market.

Issuance and cancellation fees

If you wish to create Internet Infrastructure HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Internet Infrastructure HOLDRS, The Bank of New York, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet Infrastructure HOLDRS. If you wish to cancel your Internet Infrastructure HOLDRS and withdraw your underlying securities, The Bank of New York, as trustee, will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet Infrastructure HOLDRS.

Commissions

If you choose to deposit underlying securities in order to receive Internet Infrastructure HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee, described above.

Custody fees

The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Internet Infrastructure HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Internet Infrastructure HOLDRS, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Internet Infrastructure HOLDRS

You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Internet Infrastructure HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Internet Infrastructure HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Internet Infrastructure HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities

Internet Infrastructure HOLDRS represents your beneficial ownership of the underlying securities. Owners of Internet Infrastructure HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Internet Infrastructure HOLDRS. These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other

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distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Internet Infrastructure HOLDRS and the right to surrender Internet Infrastructure HOLDRS to receive the underlying securities. Internet Infrastructure HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Internet Infrastructure HOLDRS. However, due to the nature of Internet Infrastructure HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Internet Infrastructure HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Internet Infrastructure HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Internet Infrastructure HOLDRS would need to surrender their Internet Infrastructure HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Internet Infrastructure HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Internet Infrastructure HOLDRS in “street name” through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classifications represented in the Internet Infrastructure HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Internet Infrastructure HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying

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security, you must surrender your Internet Infrastructure HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Internet Infrastructure HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Ownership rights in fractional shares in the underlying securities

As a result of distributions of securities by companies included in the Internet Infrastructure HOLDRS or other corporate events, such as mergers, an Internet Infrastructure HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Internet Infrastructure HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Internet Infrastructure HOLDRS are outstanding and each round-lot of 100 Internet Infrastructure HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Internet Infrastructure HOLDRS. If holders of 50,000 round-lots of 100 Internet Infrastructure HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Internet Infrastructure HOLDRS vote their underlying securities “no”, there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

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Reconstitution events	The depositary trust agreement provides for the automatic distribution of underlying securities from the Internet Infrastructure HOLDRS to you in the following four circumstances:
A.

If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then the trustee will distribute the shares of that company to the owners of the Internet Infrastructure HOLDRS.

B.

If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet Infrastructure HOLDRS.

C.

If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, or other corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Internet Infrastructure HOLDRS, only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Internet Infrastructure HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received will be deposited into the trust.

D.

If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Internet Infrastructure HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the Internet Infrastructure HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification of any other security then included in the Internet Infrastructure HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

It is anticipated, as a result of the broadly defined Standard & Poor’s GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in Internet Infrastructure HOLDRS. The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Internet

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Infrastructure HOLDRS or distributed to you.

Standard & Poor’s sector classifications

Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as “GICS,” which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective as of January 2, 2002. There are 10 Standard & Poor’s GICS sectors and each class of publicly traded securities of a company is given only one GICS sector classification. The securities included in the Internet Infrastructure HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor’s GICS sector classifications of the securities included in the Internet Infrastructure HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events	A.

The Internet Infrastructure HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Internet Infrastructure HOLDRS are delisted.

B.

The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

	C.	Beneficial owners of at least 75% of outstanding Internet Infrastructure HOLDRS vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Internet Infrastructure HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences

The U.S. federal income tax laws will treat a U.S. holder of Internet Infrastructure HOLDRS as directly owning the underlying securities. The Internet Infrastructure HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing

The Internet Infrastructure HOLDRS are listed on the American Stock Exchange under the symbol “IIH.” On August 9, 2007, the last reported sale price of the Internet Infrastructure HOLDRS on the American Stock Exchange was $4.63.

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Internet Infrastructure HOLDRS. Bid and ask prices, however, are

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quoted per single Internet Infrastructure HOLDRS.

Clearance and settlement

Internet Infrastructure HOLDRS have been issued only in book-entry form. Internet Infrastructure HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures. For further information see “Description of Internet Infrastructure HOLDRS.”

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THE TRUST

General. This discussion highlights information about the Internet Infrastructure HOLDRS trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Internet Infrastructure HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Internet Infrastructure HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of February 18, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Internet Infrastructure HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

The Internet Infrastructure HOLDRS trust is intended to hold deposited shares for the benefit of owners of Internet Infrastructure HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

DESCRIPTION OF INTERNET INFRASTRUCTURE HOLDRS

The trust has issued Internet Infrastructure HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.” The trust may issue additional Internet Infrastructure HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Internet Infrastructure HOLDRS in a round-lot of 100 Internet Infrastructure HOLDRS and round-lot multiples. The trust will only issue Internet Infrastructure HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Internet Infrastructure HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Internet Infrastructure HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Infrastructure HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Infrastructure HOLDRS.

Internet Infrastructure HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Internet Infrastructure HOLDRS—The Internet Infrastructure HOLDRS.”

Beneficial owners of Internet Infrastructure HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Internet Infrastructure HOLDRS to receive the underlying securities. See “Description of the Depositary Trust Agreement.” Internet Infrastructure HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16 (a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Internet Infrastructure HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Internet Infrastructure HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Internet Infrastructure HOLDRS. Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

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Internet Infrastructure HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Internet Infrastructure HOLDRS are available only in book-entry form. Owners of Internet Infrastructure HOLDRS hold their Internet Infrastructure HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

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DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of initial selection, were involved in various segments of the Internet infrastructure segment of the Internet industry and whose common stock is registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, as of the time of initial selection, among the largest capitalized and most liquid companies involved in the Internet infrastructure segment of the Internet industry as measured by market capitalization and trading volume.

The Internet Infrastructure HOLDRS may no longer consist exclusively of securities issued by companies involved in the Internet infrastructure segment. Merrill Lynch, Pierce, Fenner & Smith incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the Internet infrastructure segment of the Internet industry and will undertake to make adequate disclosure when necessary.

Underlying securities. For a list of the underlying securities represented by Internet Infrastructure HOLDRS, please refer to “Highlights of Internet Infrastructure HOLDRS—The Internet Infrastructure HOLDRS.” If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Internet Infrastructure HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See “Risk Factors” and “Where You Can Find More Information.” Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates.

General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities, see “Annex A.”

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The following table and graph set forth the composite performance of all of the 9 underlying securities currently represented by a single Internet Infrastructure HOLDRS, measured at the close of the business day on October 29, 1999, and thereafter as of the end of each month to August 9, 2007. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

1999	Price	2000	Price	2001	Price	2002	Price	2003	Price	2004	Price
October 29	19.06	January 31	39.96	January 31	15.82	January 31	4.84	January 31	2.13	January 30	3.64
November 30	28.34	February 29	53.62	February 28	9.61	February 28	3.61	February 28	1.97	February 27	3.84
December 31	40.95	March 31	36.60	March 30	7.03	March 28	4.11	March 31	2.07	March 31	3.64
		April 28	31.49	April 30	9.98	April 30	2.57	April 30	2.50	April 30	3.30
		May 31	24.36	May 31	10.11	May 31	2.63	May 30	2.93	May 28	3.30
		June 30	32.87	June 29	9.73	June 28	2.01	June 30	2.79	June 30	3.54
		July 31	27.09	July 31	7.70	July 31	1.38	July 31	3.01	July 30	3.02
		August 31	33.57	August 31	5.73	August 30	1.49	August 29	3.21	August 31	2.91
		September 29	32.62	September 28	4.66	September 30	1.18	September 30	3.00	September 30	3.17
		October 31	24.64	October 31	4.69	October 31	1.71	October 31	3.51	Octover 29	3.78
		November 30	16.13	November 30	5.39	November 29	2.33	November 28	3.52	November 30	4.17
		December 29	15.83	December 31	5.22	December 31	2.13	December 31	3.35	December 31	4.17

2005	Price	2006	Price	2007	Price
January 30	3.80	January 31	4.16	January 31	5.51
February 28	3.77	February 28	4.37	February 28	5.27
March 31	3.83	March 31	4.82	March 30	5.16
April 29	3.50	April 28	4.89	April 30	5.12
May 31	4.07	May 31	4.66	May 31	5.46
June 30	3.85	June 30	4.86	June 29	5.72
July 29	3.77	July 31	4.40	July 31	4.94
August 31	3.44	August 31	4.81	August 9	4.67
September 30	3.51	September 29	5.31
Octover 31	3.82	Octover 31	5.40
November 30	3.86	November 30	5.59
December 30	3.85	December 29	5.46

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DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General. The depositary trust agreement, dated as of February 18, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Internet Infrastructure HOLDRS, provides that Internet Infrastructure HOLDRS will represent an owner’s undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, as described below.

The trustee. The Bank of New York serves as trustee for the Internet Infrastructure HOLDRS. The Bank of New York, which was founded in 1784, was New York’s first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

Issuance, transfer and surrender of Internet Infrastructure HOLDRS. You may create and cancel Internet Infrastructure HOLDRS only in round-lots of 100 Internet Infrastructure HOLDRS. You may create Internet Infrastructure HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Internet Infrastructure HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Internet Infrastructure HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet Infrastructure HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Infrastructure HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Infrastructure HOLDRS. Similarly, you must surrender Internet Infrastructure HOLDRS in integral multiples of 100 Internet Infrastructure HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Internet Infrastructure HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee’s normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Internet Infrastructure HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Internet Infrastructure HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Internet Infrastructure HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities in the Internet Infrastructure HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Internet Infrastructure HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Internet Infrastructure HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each

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Internet Infrastructure HOLDRS, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Internet Infrastructure HOLDRS to you in the following four circumstances:

A.

If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet Infrastructure HOLDRS.

B.

If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Internet Infrastructure HOLDRS.

C.

If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Internet Infrastructure HOLDRS, only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Internet Infrastructure HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

D.

If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the Internet Infrastructure HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification than the underlying securities represented in the Internet Infrastructure HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Internet Infrastructure HOLDRS. The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Internet Infrastructure HOLDRS will be distributed from the Internet Infrastructure HOLDRS to you.

Standard & Poor’s sector classifications. Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor’s GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Internet Infrastructure HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor’s GICS sector classifications of the securities included

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in the Internet Infrastructure HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities. You may surrender your Internet Infrastructure HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Internet Infrastructure HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Internet Infrastructure HOLDRS.

Further issuances of Internet Infrastructure HOLDRS. The depositary trust agreement provides for further issuances of Internet Infrastructure HOLDRS on a continuous basis without your consent.

Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Internet Infrastructure HOLDRS will surrender their Internet Infrastructure HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Internet Infrastructure HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Internet Infrastructure HOLDRS are delisted. Finally, the trust will terminate if 750 of the owners of outstanding Internet Infrastructure HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Internet Infrastructure HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Internet Infrastructure HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Internet Infrastructure HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Internet Infrastructure HOLDRS.

Issuance and cancellation fees. If you wish to create Internet Infrastructure HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet Infrastructure HOLDRS. If you wish to cancel your Internet Infrastructure HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet Infrastructure HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions. If you choose to create Internet Infrastructure HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee, described above.

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Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Internet Infrastructure HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Internet Infrastructure HOLDRS, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

Governing law. The depositary trust agreement and the Internet Infrastructure HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Internet Infrastructure HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

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U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Internet Infrastructure HOLDRS for:

•	an individual who is a citizen or resident of the United States;
•

a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;
•

a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a “U.S. receipt holder”); and

•

any individual, corporation, estate or trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes (a “non-U.S. receipt holder”).

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Internet Infrastructure HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Internet Infrastructure HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Internet Infrastructure HOLDRS as part of a conversion transaction, straddle or hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax. In addition, this discussion generally is limited to investors who will hold the Internet Infrastructure HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Moreover, this discussion does not address Internet Infrastructure HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Internet Infrastructure HOLDRS

A U.S. receipt holder purchasing and owning Internet Infrastructure HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Internet Infrastructure HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

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Qualified dividend income received in respect of Internet Infrastructure HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire on December 31, 2010. Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.” In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Internet Infrastructure HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Internet Infrastructure HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a U.S. receipt holder sells Internet Infrastructure HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Internet Infrastructure HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Internet Infrastructure HOLDRS. Similarly, with respect to sales of Internet Infrastructure HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Internet Infrastructure HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Internet Infrastructure HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities. A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Internet Infrastructure HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible. If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

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•

a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States (which includes the American Stock Exchange), and
•	a corporation that is incorporated in a possession of the United States but will not include a passive foreign investment company (as defined below).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipts holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability. The limitation on foreign income taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute “passive income” or, in the case of some U.S. receipt holders, “financial services income for taxable years beginning before January 1, 2007.” For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, “passive category income” and “general category income.” In addition, dividends distributed by a foreign issuer that constitute “financial services income” with respect to a U.S. receipt holder generally will be treated as constituting “general category income.” For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign-source income. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, U.S. receipt holders of Internet Infrastructure HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the U.S. receipt holders of Internet Infrastructure HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a “passive foreign investment company” (a “PFIC”). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the U.S. receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or
•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

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Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Internet Infrastructure HOLDRS or of the underlying securities or upon the receipt of “excess distributions.” To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation’s income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification and disclosure requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non-U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends-received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service (the “IRS”).

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Internet Infrastructure HOLDRS or of the underlying securities unless:

•

that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder,

•

in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

•

the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such

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issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

Effectively connected gains or gains attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Internet Infrastructure HOLDRS (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder (such as a corporation or tax exempt entity) or provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on IRS Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder’s or an issuer’s particular facts and circumstances. We recommend that investors consult their own tax advisors.

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ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Internet Infrastructure HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Internet Infrastructure HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Internet Infrastructure HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Internet Infrastructure HOLDRS. The trust delivered the initial distribution of Internet Infrastructure HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

Investors who purchase Internet Infrastructure HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Members of the selling group have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Internet Infrastructure HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Internet Infrastructure HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Internet Infrastructure HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Internet Infrastructure HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Internet Infrastructure HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Internet Infrastructure HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC’s public reference rooms in Washington, D.C.. Please

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call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

Since the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC’s Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Internet Infrastructure HOLDRS. This prospectus relates only to Internet Infrastructure HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Internet Infrastructure HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Internet Infrastructure HOLDRS have been publicly disclosed.

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ANNEX A

This annex forms an integral part of the prospectus.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 2002, 2003, 2004 and 2005, and 2006, through August 9, 2007. The historical prices of the underlying securities should not be taken as an indication of future performance.

AKAMAI TECHNOLOGIES, INC. (AKAM)

Akamai Technologies, Inc. provides services and solutions for digital media distribution and storage, content and application delivery, application performance services, on demand managed services, and Web site intelligence. The company offers three business solutions: Digital Asset Solutions, Dynamic Site Solutions, and Application Performance Solutions. Its Digital Asset solutions include Akamai Media Delivery solution, which provides a solution to various challenges of media delivery over the Internet, Akamai Electronic Software Delivery solution, and Akamai EdgeSuite Delivery solution, which provides worldwide delivery, load balancing, and storage of content and applications. The company’s Dynamic Site solutions accelerate business-to-consumer Web sites that integrate collaborative content and applications into their online architecture. Its Application Performance solutions combine services and features that are designed to improve the performance of dynamic content common on corporate extranets and wide area networks. Its other solutions include on demand managed services, including EdgeComputing and on demand application offerings, which enable enterprises to reduce the need for an internal infrastructure to handle unpredictable levels of Internet traffic, Site Intelligence Offerings, which include network data feeds and Web analytics offering, and custom solutions. The company markets its services and solutions through direct sales and services organization and through resellers to businesses, government agencies, and other enterprises.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	4.61	January	1.33	January	12.95	January	13.10	January	21.88	January	56.18
February	3.11	February	1.53	February	15.08	February	11.01	February	26.50	February	51.57
March	4.00	March	1.41	March	13.14	March	12.73	March	32.89	March	49.92
April	2.29	April	2.42	April	11.84	April	11.81	April	33.69	April	44.08
May	2.00	May	3.66	May	14.86	May	14.04	May	31.29	May	44.21
June	1.30	June	4.78	June	17.95	June	13.13	June	36.19	June	48.64
July	1.06	July	4.58	July	14.93	July	15.27	July	39.63	July	33.96
August	0.95	August	4.16	August	13.45	August	13.84	August	39.20
September	0.83	September	4.29	September	14.05	September	15.95	September	49.99
October	0.97	October	7.90	October	13.85	October	17.34	October	46.86
November	2.06	November	13.40	November	12.95	November	19.96	November	48.87
December	1.73	December	10.76	December	13.03	December	19.93	December	53.12

The closing price on August 9, 2007 was $34.48.

A-1

BEA SYSTEMS, INC. (BEAS)

BEA Systems, Inc. provides enterprise application and service infrastructure software worldwide. The company offers BEA Tuxedo Product Family, an application infrastructure platform for mission-critical transaction processing systems, such as interbank transfers, ATMs, credit card transactions, telecommunication billing applications, and enterprise financial systems. It provides WebLogic Enterprise Platform, which automates customers’ processes, eases their new service launches, and automates their supplier and distributor relationships, BEA WebLogic Communications Platform, a converged information technology and telecommunications platform providing core infrastructure capabilities in a carrier-class environment, BEA WebLogic Network Gatekeeper that provides a carrier-grade, industry standards-based platform for policy-based network protection and application access control, and BEA WebLogic RFID Product Family, which includes BEA WebLogic RFID Edge Server for developing, deploying, and managing robust RFID solutions. The company serves telecommunications, commercial and investment banking, securities trading, government, manufacturing, retail, airlines, pharmaceuticals, package delivery, and insurance industries.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	18.13	January	11.46	January	12.59	January	8.52	January	10.37	January	12.33
February	12.71	February	9.72	February	13.76	February	8.30	February	11.47	February	11.93
March	13.71	March	10.14	March	12.72	March	7.97	March	13.13	March	11.59
April	10.72	April	10.70	April	11.42	April	6.90	April	13.25	April	11.79
May	10.76	May	10.85	May	8.63	May	8.43	May	13.56	May	12.85
June	9.51	June	10.89	June	8.22	June	8.78	June	13.09	June	13.69
July	5.55	July	13.20	July	6.49	July	9.07	July	11.74	July	12.38
August	6.11	August	13.51	August	6.65	August	8.82	August	13.73
September	5.18	September	12.04	September	6.91	September	8.99	September	15.20
October	8.09	October	13.90	October	8.12	October	8.82	October	16.27
November	11.06	November	12.66	November	8.08	November	8.77	November	13.75
December	11.47	December	12.30	December	8.86	December	9.40	December	12.58

The closing price on August 9, 2007 was $11.27.

A-2

INFOSPACE, INC. (INSP)

InfoSpace, Inc. develops tools and technologies that assist consumers with finding content and information on the Internet or mobile phone. It offers online search and directory services that enable Internet users to locate information, merchants, individuals, and products online. These directory services include online yellow and white pages services. The company offers search and directory services through its Web sites, Dogpile.com, Switchboard.com, InfoSpace.com, Webcrawler.com, MetaCrawler.com, and Zoo.com, as well as through the Web properties of distribution partners. InfoSpace also delivers data technology solutions, consulting, and management services for the mobile operator market, including portal, storefront, search, and messaging solutions. In addition, it provides mobile media content products, including ringtones, graphics, and games to subscribers of its mobile customers.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	20.70	January	11.00	January	34.15	January	47.21	January	23.61	January	23.24
February	13.50	February	11.60	February	36.35	February	41.46	February	24.11	February	22.80
March	15.20	March	10.83	March	38.87	March	40.83	March	27.95	March	25.67
April	11.70	April	12.49	April	32.91	April	30.99	April	25.52	April	25.66
May	8.20	May	14.60	May	36.58	May	33.92	May	22.67	May	24.48
June	4.10	June	13.59	June	38.04	June	32.93	June	22.67	June	23.21
July	4.50	July	16.01	July	37.46	July	24.14	July	22.06	July	20.82
August	5.20	August	15.80	August	38.00	August	24.96	August	22.23
September	4.60	September	20.41	September	47.39	September	23.87	September	18.44
October	8.11	October	26.05	October	52.50	October	25.12	October	20.21
November	11.34	November	26.25	November	44.30	November	26.36	November	19.61
December	8.44	December	23.05	December	47.55	December	25.82	December	20.51

The closing price on August 9, 2007 was $16.76.

INTERNAP NETWORK SERVICES CORPORATION (INAP)

Internap Network Services Corporation offers a suite of network optimization solutions, which enable companies to migrate business-critical applications to the Internet. Its solutions comprise products and services that provide Internet connectivity solutions to business customers who require network availability for business applications, such as e-commerce, video and audio streaming, customer relationship management, voice over Internet protocol, virtual private networks, and supply chain management. The company provides managed intelligent routing services, data center services, and flow control platform, a premise-based routing product for customers who run their own multiple network installations. Its products and services are delivered by IP access services, such as colocation and data center services, content distribution networks, and managed security services, as well as pre and post installation services and consulting.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	11.10	January	4.60	January	22.90	January	6.70	January	5.10	January	18.22
February	10.10	February	4.40	February	18.80	February	5.70	February	5.30	February	18.82
March	7.70	March	4.00	March	17.20	March	5.90	March	9.40	March	15.75
April	5.80	April	4.40	April	16.80	April	4.20	April	13.10	April	15.36
May	4.20	May	8.40	May	15.00	May	4.60	May	11.60	May	14.81
June	2.30	June	10.20	June	12.10	June	4.70	June	10.50	June	14.42
July	1.60	July	12.70	July	8.80	July	4.90	July	12.15	July	14.74
August	2.70	August	11.70	August	5.20	August	4.70	August	11.95
September	2.10	September	12.30	September	6.70	September	4.80	September	15.22
October	2.10	October	11.10	October	7.70	October	4.80	October	16.48
November	6.40	November	22.40	November	6.60	November	4.10	November	19.45
December	3.70	December	24.50	December	9.30	December	4.30	December	19.87

The closing price on August 9, 2007 was $15.45.

A-3

NAVISITE, INC. (NAVI)

NaviSite, Inc. provides application management, hosting, and professional services throughout the information technology lifecycle for mid- to large-sized organizations. Its application management services include monitoring, diagnostics, and problem resolution, enablement of software as a service to independent software vendor community, development services, and custom application management and remote infrastructure management. The company’s hosting services consist of managed services, such as business continuity and disaster recovery, connectivity, content distribution, database administration and performance tuning, desktop support, hardware management, monitoring, network and security management, server and operating system management, and storage management. NaviSite’s professional services consist of planning, implementation, maintenance, and optimization of enterprise software applications and business-driven software solutions. It provides these services to a range of vertical industries, including financial services, healthcare and pharmaceutical, manufacturing and distribution, publishing, media and communications, and business services.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	3.90	January	1.92	January	5.41	January	2.01	January	1.51	January	5.40
February	3.75	February	1.31	February	4.69	February	2.24	February	1.83	February	6.49
March	4.35	March	1.38	March	5.87	March	1.68	March	3.92	March	6.02
April	3.75	April	1.30	April	4.81	April	1.31	April	4.00	April	6.40
May	3.00	May	2.89	May	4.51	May	1.54	May	3.90	May	6.70
June	2.25	June	2.75	June	3.91	June	1.76	June	4.50	June	7.60
July	1.80	July	2.96	July	2.02	July	1.91	July	3.91	July	8.41
August	2.55	August	3.36	August	1.48	August	1.59	August	3.89
September	2.40	September	3.41	September	2.61	September	1.26	September	3.63
October	2.55	October	4.30	October	2.07	October	1.33	October	3.59
November	3.90	November	8.99	November	2.26	November	1.25	November	3.81
December	2.25	December	6.57	December	2.63	December	1.25	December	6.97

The closing price on August 9, 2007 was $7.38.

A-4

OPENWAVE SYSTEMS, INC. (OPWV)

Openwave Systems, Inc. provides software products and services for the communications and media industries worldwide. It offers server software products, including Mobile Access Gateway, an infrastructure software for exchanging data between wireline Internet and wireless mobile phones, Location Manager to obtain a subscriber’s location and presence data from multiple sources and delivers that data to location-based applications, Multimedia Messaging Services Center that enables operators to offer multimedia services, Edge Gx that prevent messaging abuse, Video Voicemail that enable users to personalize their phones with custom greetings, Video Portal that offers content and information, Outreach Express that enable operators to provide sports, news, entertainment, weather, and other real-time information, Mobile Edge, a content delivery framework for mobile data services, Email Mx a messaging solutions, and Rich Mail, a PC-based Web mail solution for carrier-scale deployment by broadband and mobile operators.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	19.41	January	3.69	January	14.83	January	13.62	January	21.55	January	8.82
February	16.77	February	4.29	February	15.16	February	12.76	February	19.85	February	8.16
March	19.08	March	4.26	March	13.34	March	12.19	March	21.58	March	8.15
April	17.16	April	5.22	April	8.61	April	13.38	April	18.61	April	7.35
May	18.03	May	7.26	May	11.17	May	15.55	May	14.14	May	10.30
June	16.83	June	6.00	June	12.70	June	16.40	June	11.54	June	6.26
July	3.03	July	11.34	July	11.37	July	18.55	July	6.58	July	5.26
August	3.00	August	14.79	August	9.32	August	17.21	August	8.09
September	1.86	September	12.63	September	8.82	September	17.98	September	9.36
October	3.27	October	13.01	October	11.77	October	17.87	October	8.63
November	9.03	November	12.03	November	13.18	November	16.61	November	8.40
December	6.00	December	11.00	December	15.46	December	17.47	December	9.23

The closing price on August 9, 2007 was $5.03.

A-5

REALNETWORKS, INC. (RNWK)

RealNetworks, Inc. provides network-delivered digital media products and services primarily in the United States, Asia, and Europe. The company also develops and markets software products and services that enable the creation, distribution, and consumption of digital media, including audio and video. It provides various music services that include Rhapsody, a membership based music service offering access to a range of tracks, Rhapsody To Go, a service that enables subscribers to transfer their music to portable devices, RadioPass, an Internet radio subscription service, RealPlayer Music Store, which enables consumers to purchase and download individual digital music tracks, and RealMusic, which provides music downloads, music news, and other music content. The company also offers media software and services, which comprise RealPlayer that enable consumers to discover, play, and manage audio and video programming on the Internet, and SuperPass, which offers a range of video and digital music and games content, as well as commercial-free Internet radio stations, CD burning and expanded features for the RealPlayer. In addition, it owns and operates a casual digital games service that includes a range of downloadable and online games products and subscription services.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	6.51	January	3.56	January	5.59	January	6.07	January	8.05	January	10.67
February	5.45	February	4.15	February	5.69	February	6.26	February	7.86	February	8.16
March	7.02	March	4.13	March	6.00	March	5.78	March	8.25	March	7.85
April	7.03	April	5.13	April	5.69	April	6.16	April	10.02	April	7.55
May	8.50	May	7.96	May	6.01	May	5.11	May	9.46	May	8.47
June	4.07	June	6.76	June	6.84	June	4.96	June	10.70	June	8.17
July	4.10	July	5.75	July	5.64	July	4.97	July	10.00	July	7.12
August	4.58	August	6.32	August	4.97	August	5.39	August	11.03
September	3.61	September	6.48	September	4.66	September	5.71	September	10.61
October	3.51	October	6.65	October	4.85	October	7.80	October	10.98
November	3.86	November	5.97	November	6.30	November	8.65	November	11.51
December	3.81	December	5.71	December	6.62	December	7.76	December	10.94

The closing price on August 9, 2007 was $5.65.

A-6

VERISIGN, INC. (VRSN)

VeriSign, Inc. provides intelligent infrastructure services that enable and protect interactions of voice and data networks. The company operates through two segments, the Internet Services Group and the Communications Services Group. The Internet Services Group segment consists of the security services business and the information services business. Its security services include SSL Certificate services that enable enterprises and Internet merchants to implement and operate secure networks and Web sites that utilize SSL protocol, managed security services, iDefense Security Intelligence services that deliver actionable intelligence to help companies decide how to respond to threats and manage risk, authentication products and services, and global security consulting services that help enterprises understand corporate security requirements, navigate sets of diverse regulations, identify security vulnerabilities, and defend against and respond to attacks. Information Services business operates as the authoritative directory provider of .com, .net, .cc, and .tv domain names, as well as provides other services, including intelligent supply chain services, real-time publisher services, and digital brand management services. The Communications Services Group segment offers communications services, including connectivity and interoperability services and intelligent data base services, content services, including digital content services, messaging services, and mobile delivery services, and commerce services.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	30.86	January	8.25	January	17.48	January	25.84	January	23.75	January	23.90
February	23.73	February	7.71	February	17.41	February	27.42	February	23.66	February	25.30
March	27.00	March	8.74	March	16.59	March	28.70	March	23.99	March	25.12
April	9.25	April	12.41	April	16.21	April	26.45	April	23.52	April	27.35
May	9.68	May	14.98	May	18.14	May	32.22	May	22.45	May	29.83
June	7.19	June	13.79	June	19.90	June	28.76	June	23.17	June	31.73
July	6.40	July	13.36	July	17.51	July	26.31	July	17.93	July	29.69
August	7.18	August	14.98	August	17.36	August	21.80	August	20.24
September	5.05	September	13.46	September	19.88	September	21.37	September	20.20
October	8.05	October	15.90	October	26.83	October	23.63	October	20.68
November	10.51	November	16.21	November	32.90	November	22.23	November	26.09
December	8.02	December	16.30	December	33.60	December	21.90	December	24.05

The closing price on August 9, 2007 was $29.13.

A-7

VIGNETTE CORPORATION (VIGN)

Vignette Corporation, through its subsidiaries, develops and markets content management software worldwide. The company’s Web content management software manages content, sites, content types, and objects, and the deployment and delivery of content, collaboration software enables organizations to share Web-based workspaces, and portal software provides a platform for personalizing and customizing Web applications for individuals and groups. Its integration and interaction management software enables organizations to communicate with stakeholders, such as customers, prospects, employees, and partners, and integrate various application, platform, or protocol. Vignette’s document and records management software provides various services that include managing fixed assets and casework through a process, automating document based workflows, and implementing archival and disposition of records to organizations, and imaging and workflow software that allows users to scan, archive, and retrieve document-based content and enables to automate business processes. It serves telecommunications, entertainment, new media and publishing, financial services, government, healthcare, high technology, higher education, life sciences, manufacturing, retail, and travel industries in the Americas, Europe, Asia, and Australia.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	37.20	January	15.70	January	23.80	January	13.10	January	16.94	January	17.92
February	28.00	February	15.20	February	22.60	February	11.90	February	16.10	February	17.84
March	34.40	March	15.20	March	20.70	March	13.10	March	14.75	March	18.57
April	25.70	April	20.60	April	17.40	April	11.70	April	15.85	April	18.52
May	21.00	May	24.00	May	16.50	May	11.60	May	13.63	May	18.61
June	19.70	June	19.70	June	16.60	June	11.25	June	14.58	June	19.16
July	14.20	July	21.20	July	14.30	July	15.77	July	12.99	July	21.04
August	8.90	August	22.70	August	12.10	August	15.19	August	13.83
September	8.00	September	23.00	September	13.30	September	15.91	September	13.54
October	10.60	October	25.10	October	11.10	October	16.61	October	16.30
November	16.80	November	23.20	November	12.70	November	17.71	November	16.83
December	12.20	December	22.70	December	13.90	December	16.31	December	17.07

The closing price on August 9, 2007 was $17.25.

A-8

1,000,000,000 Depositary Receipts

Internet Infrastructure HOLDRSSM Trust

_______________

P R 0 S P E C T U S

_______________

August 14, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

See Exhibit Index.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on August 14, 2007.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	*
	Name:	Joseph F. Regan
	Title:	First Vice President, Chief Financial Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement has been signed by the following persons in the capacities indicated below on August 14, 2007.

	Signature	Title
	*	Chief Executive Officer,
	Robert J. McCann	Chairman of the Board

	*	Director and Senior Vice President
Carlos M. Morales

	*	Director and Senior Vice President
Candace E. Browning

	*	Director and Executive Vice President
Gregory J. Fleming

	*	First Vice President, Chief Financial Officer and Controller
Joseph F. Regan

*By:	/s/ Mitchell M. Cox	Attorney-in-Fact
Mitchell M. Cox

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INDEX TO EXHIBITS

Exhibits

*4.1

Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Internet Infrastructure HOLDRS.

*4.2

Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for Internet Infrastructure HOLDRS.

*5.1

Opinion of Shearman & Sterling LLP regarding the validity of the Internet Infrastructure HOLDRS Receipts, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Internet Infrastructure HOLDRS.

*8.1

Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Internet Infrastructure HOLDRS.

*8.2

Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to Amendment No. 5 to the registration statement filed on Form S-1 for Internet Infrastructure HOLDRS.

*24.1	Power of Attorney (included in Part II of Registration Statement), filed on February 3, 2000 as an exhibit to the registration statement filed on Form S-1 for Internet Infrastructure HOLDRS.

*24.2	Power of Attorney of Dominic A. Carone, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for Internet Infrastructure HOLDRS.

*24.3	Power of Attorney of John J. Fosina, E. Stanley O’Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

*24.4	Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales

*24.5	Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

*24.6	Power of Attorney of Robert J. McCann and Joseph F. Regan.

__________________

* Previously filed.

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